Exhibit 99.1

EVERTEC REPORTS THIRD QUARTER 2018 RESULTS
INCREASES ANNUAL GUIDANCE

SAN JUAN, PUERTO RICO - October 30, 2018 - EVERTEC, Inc. (NYSE: EVTC) (“Evertec” or the “Company”) today announced results for the third quarter ended September 30, 2018.

Third Quarter 2018 and Recent Highlights

•	Revenue grew 9% to $112.0 million

•	GAAP Net Income attributable to common shareholders was $23.0 million or $0.31 per diluted share

•	Adjusted EBITDA increased 25% to $52.1 million

•	Adjusted earnings per common share was $0.45, an increase of 36%

Nine-Month Year-to-Date 2018 Highlights

•	Revenue grew 9% to $335.6 million

•	GAAP Net Income attributable to common shareholders was $66.1 million or $0.89 per diluted share

•	Adjusted EBITDA increased 13% to $159.8 million

•	Adjusted earnings per common share was $1.38, an increase of 13%

Mac Schuessler, President and Chief Executive Officer stated, “Following the one-year anniversary of hurricanes Irma and Maria, our third quarter financial results exceeded our expectations and reflect the strong performance of our Puerto Rico business, as well as solid execution and innovation efforts. Based on our third quarter results, and an anticipated robust fourth quarter, we are increasing our annual guidance for 2018."

Third Quarter 2018 Results

Revenue. Total revenue for the quarter ended September 30, 2018 was $112.0 million an increase of 9% compared with $102.7 million in the prior year. Revenue increase in the quarter primarily reflected growth over last year's hurricane impacted results as well as the elevated sales volumes in Puerto Rico driven by post-hurricane recovery activity, federal relief and benefit programs.

Net Income attributable to common shareholders. For the quarter ended September 30, 2018, GAAP Net Income attributable to common shareholders was $23.0 million, or $0.31 per diluted share, an increase of $16.9 million or $0.23 per diluted share as compared to the prior year.

Adjusted EBITDA. For the quarter ended September 30, 2018, Adjusted EBITDA was $52.1 million, an increase of 25% compared to the prior year. Adjusted EBITDA margin (Adjusted EBITDA as a percentage of total revenues) increased 590 basis points to 46.5% compared with 40.6% in the prior year. The increase in Adjusted EBITDA margin was primarily driven by growth over the hurricane impact in the third quarter of 2017 as well as favorable foreign currency impact of approximately 100 basis points in the quarter.

Adjusted Net Income. For the quarter ended September 30, 2018, Adjusted Net Income was $33.6 million, an increase of 38% compared with $24.3 million in the prior year. Adjusted earnings per common share was $0.45, an increase of 36% as compared to $0.33 in the prior year.

2018 Outlook

The Company is increasing its financial outlook for 2018 as follows:

•	Total consolidated revenue between $448 million and $452 million representing growth of 10% to 11%

•	Adjusted earnings per common share of $1.79 to $1.83 representing growth of 22% to 24% as compared to $1.47 in 2017

•	Capital expenditures ranging between $37 million and $42 million

•	Non-GAAP effective tax rate of approximately 13%.

Earnings Conference Call and Audio Webcast

The Company will host a conference call to discuss its third quarter 2018 financial results today at 4:30 p.m. ET. Hosting the call will be Mac Schuessler, President and Chief Executive Officer, and Joaquin Castrillo, Interim Chief Financial Officer. The conference call can be accessed live over the phone by dialing (888) 338-7153 or for international callers by dialing (412) 317-5117. A replay will be available one hour after the end of the conference call and can be accessed by dialing (877) 344-7529 or (412) 317-0088 for international callers; the pin number is 10110465. The replay will be available through Tuesday, November 6, 2018. The call will be webcast live from the Company’s website at www.evertecinc.com under the Investor Relations section or directly at http://ir.evertecinc.com. A supplemental slide presentation that accompanies this call and webcast can be found on the investor relations website at ir.evertecinc.com and will remain available after the call.

About Evertec

EVERTEC, Inc. (NYSE: EVTC) is a leading full-service transaction processing business in Latin America, providing a broad range of merchant acquiring, payment processing and business solutions services. The Company manages a system of electronic payment networks that process more than two billion transactions annually and offers a comprehensive suite of services for core bank processing, cash processing and technology outsourcing. In addition, Evertec owns and operates the ATH® network, one of the leading personal identification number (“PIN”) debit networks in Latin America. Based in Puerto Rico, the Company operates in 26 Latin American countries and serves a diversified customer base of leading financial institutions, merchants, corporations and government agencies with “mission-critical” technology solutions. For more information, visit www.evertecinc.com.

Use of Non-GAAP Financial Information

The non-GAAP measures referenced in this release material are supplemental measures of the Company’s performance and are not required by, or presented in accordance with, accounting principles generally accepted in the United States of America (“GAAP”). They are not measurements of the Company’s financial performance under GAAP and should not be considered as alternatives to total revenue, net income or any other performance measures derived in accordance with GAAP or as alternatives to cash flows from operating activities, as indicators of operating performance or as measures of the Company’s liquidity. In addition to GAAP measures, management uses these non-GAAP measures to focus on the factors the Company believes are pertinent to the daily management of the Company’s operations and believes that they are also frequently used by analysts, investors and other interested parties to evaluate companies in the industry. Reconciliations of the non-GAAP measures to the most directly comparable GAAP measure are included in the schedules to this release. These non-GAAP measures include EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings per common share and are defined below.

EBITDA is defined as earnings before interest, taxes, depreciation and amortization.

Adjusted EBITDA is defined as EBITDA further adjusted to exclude unusual items and other adjustments. This measure is reported to the chief operating decision maker for purposes of making decisions about allocating resources to the segments and assessing their performance. For this reason, Adjusted EBITDA, as it relates to our segments, is presented in conformity with Accounting Standards Codification 280, Segment Reporting, and is excluded from the definition of non-GAAP financial measures under the Securities and Exchange Commission's Regulation G and Item 10(e) of Regulation S-K. Our presentation of Adjusted EBITDA is substantially consistent with the equivalent measurements that are contained in the senior secured credit facilities in testing EVERTEC Group’s compliance with covenants therein such as the senior secured leverage ratio.

Adjusted Net Income is defined as net income adjusted to exclude unusual items and other adjustments.

Adjusted Earnings per common share is defined as Adjusted Net Income divided by diluted shares outstanding.

We use Adjusted Net Income to measure our overall profitability because we believe it better reflects our comparable operating performance by excluding the impact of the non-cash amortization and depreciation that was created as a result of Apollo Global Management LLC’s acquisition of a 51% indirect ownership in EVERTEC Group (the "Merger"). In addition, in evaluating EBITDA, Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings per common share, you should be aware that in the future we may incur expenses such as those excluded in calculating them. Further, our presentation of these measures should not be construed as an inference that our future operating results will not be affected by unusual or nonrecurring items.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of, and subject to the protection of, the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance or achievements of EVERTEC to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by, or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” and “plans” and similar expressions of future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.
Various factors that could cause actual future results and other future events to differ materially from those estimated by management include, but are not limited to: our reliance on our relationship with Popular for a significant portion of our revenues pursuant to our master services agreement with them, and our reliance on Banco Popular, to grow our merchant acquiring business; as a regulated institution, we most likely will be required to obtain regulatory approval before engaging in certain new activities or businesses, whether organically or by acquisition, and may be unable to obtain such approval on a timely basis or at all, which may make transactions more expensive or impossible to complete, or make us less attractive to potential sellers; our ability to renew our client contracts on terms favorable to us, including our contract with Popular; our dependence on our processing systems, technology infrastructure, security systems and fraudulent payment detection systems, as well as on our personnel and certain third parties with whom we do business, and the risks to our business if our systems are hacked or otherwise compromised; our ability to develop, install and adopt new software, technology and computing systems; a decreased client base due to consolidations and failures in the financial services industry; the credit risk of our merchant clients, for which we may also be liable; the continuing market position of the ATH network; a reduction in consumer confidence, whether as a result of a global economic downturn or otherwise, which leads to a decrease in consumer spending; our dependence on credit card associations, including any adverse changes in credit card association or network rules or fees; changes in the regulatory environment and changes in international, legal, tax, political, administrative or economic conditions; the geographical concentration of our business in Puerto Rico, including our business with the government of Puerto Rico and its instrumentalities, which are facing severe fiscal challenges; additional adverse changes in the general economic conditions in Puerto Rico, whether as a result of the government’s debt crisis or otherwise, including the continued migration of Puerto Ricans to the U.S. mainland, which could negatively affect our customer base, general consumer spending, our cost of operations and our ability to hire and retain qualified employees; the risks in connection with operating an international business in Latin America and the Caribbean, in jurisdictions with potential political and economic instability; our ability to execute our geographic expansion and acquisition strategies, including challenges in successfully acquiring new businesses and integrating and growing acquired businesses; our ability to protect our intellectual property rights against infringement and to defend ourselves against claims of infringement brought by third parties; our ability to recruit and retain the qualified personnel necessary to operate our business; our ability to comply with U.S. federal, state, local and foreign regulatory requirements; evolving industry standards and adverse changes in global economic, political and other conditions; our high level of indebtedness and restrictions contained in our debt agreements, including the senior secured credit facilities, as well as debt that could be incurred in the future; our ability to prevent a cybersecurity attack or breach in our information security; our ability to generate sufficient cash to service our indebtedness and to generate future profits; our ability to refinance our debt; the possibility that we could lose our preferential tax rate in Puerto Rico; the risk that the counterparty to our interest rate swap agreement fails to satisfy its obligations under the agreement; uncertainty of the pending debt restructuring process under Title III of the Puerto Rico Oversight, Management and Economic Stability Act (“PROMESA”), as well as actions taken by the Puerto Rico government or by the PROMESA Board to address the Puerto Rico fiscal crisis; uncertainty related to Hurricanes Irma and Maria and their aftermaths’ impact on the economies of Puerto Rico and the Caribbean; the possibility of future catastrophic hurricanes affecting Puerto Rico and/or the Caribbean, as well as other potential natural disasters; and the nature, timing and amount of any restatement.
Consideration should be given to the areas of risk described above, as well as those risks set forth under the headings “Forward-Looking Statements” and “Risk Factors” in the reports the Company files with the SEC from time to time, in connection with considering any forward-looking statements that may be made by the Company and its businesses generally. We undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless we are required to do so by law.

Investor Contact
Kay Sharpton
(787) 773-5442
IR@evertecinc.com

EVERTEC, Inc.
Schedule 1: Unaudited Consolidated Condensed Statements of Income and Comprehensive Income

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
(Dollar amounts in thousands, except share data)
Revenues	$112,017	$102,725	$335,638	$307,516

Operating costs and expenses
Cost of revenues, exclusive of depreciation and amortization shown below	49,464	62,699	146,015	149,902
Selling, general and administrative expenses	14,404	14,612	45,684	40,031
Depreciation and amortization	15,788	16,606	47,383	48,189
Total operating costs and expenses	79,656	93,917	239,082	238,122
Income from operations	32,361	8,808	96,556	69,394
Non-operating income (expenses)
Interest income	205	159	526	560
Interest expense	(7,557)	(8,012)	(22,901)	(22,454)
Earnings of equity method investment	238	155	612	413
Other income, net	1,130	192	1,878	2,829
Total non-operating expenses	(5,984)	(7,506)	(19,885)	(18,652)
Income before income taxes	26,377	1,302	76,671	50,742
Income tax expense (benefit)	3,302	(4,840)	10,349	1,248
Net income	23,075	6,142	66,322	49,494
Less: Net income attributable to non-controlling interest	78	40	251	274
Net income attributable to EVERTEC, Inc.’s common stockholders	22,997	6,102	66,071	49,220
Other comprehensive income (loss), net of tax
Foreign currency translation adjustments	(4,325)	2,083	(6,225)	(518)
Gain on cash flow hedge	219	381	2,109	757
Total comprehensive income attributable to EVERTEC, Inc.’s common stockholders	$18,891	$8,566	$61,955	$49,459
Net income per common share:
Basic	$0.32	$0.08	$0.91	$0.68
Diluted	$0.31	$0.08	$0.89	$0.67
Shares used in computing net income per common share:
Basic	72,721,414	72,386,947	72,590,679	72,509,742
Diluted	74,657,100	73,093,718	74,123,431	73,090,012

EVERTEC, Inc.
Schedule 2: Unaudited Consolidated Condensed Balance Sheets

(Dollar amounts in thousands)	September 30, 2018	December 31, 2017
Assets
Current Assets:
Cash and cash equivalents	$91,310	$50,423
Restricted cash	12,686	9,944
Accounts receivable, net	82,865	83,328
Prepaid expenses and other assets	29,671	25,011
Total current assets	216,532	168,706
Investment in equity investee	12,039	13,073
Property and equipment, net	36,655	37,924
Goodwill	396,035	398,575
Other intangible assets, net	260,744	279,961
Deferred tax asset	1,093	988
Other long-term assets	5,500	3,561
Total assets	$928,598	$902,788
Liabilities and stockholders’ equity
Current Liabilities:
Accrued liabilities	$45,174	$38,451
Accounts payable	37,397	41,135
Unearned income	14,017	7,737
Income tax payable	5,684	1,406
Current portion of long-term debt	23,191	46,487
Short-term borrowings	—	12,000
Total current liabilities	125,463	147,216
Long-term debt	541,949	557,251
Deferred tax liability	11,509	13,820
Unearned income - long term	24,217	23,486
Other long-term liabilities	10,508	13,039
Total liabilities	713,646	754,812
Stockholders’ equity
Preferred stock, par value $0.01; 2,000,000 shares authorized; none issued	—	—
Common stock, par value $0.01; 206,000,000 shares authorized; 72,740,277 shares issued and outstanding at September 30, 2018 (December 31, 2017 - 72,393,933)	727	723
Additional paid-in capital	12,910	5,350
Accumulated earnings	212,180	148,887
Accumulated other comprehensive loss, net of tax	(14,964)	(10,848)
Total EVERTEC, Inc. stockholders’ equity	210,853	144,112
Non-controlling interest	4,099	3,864
Total equity	214,952	147,976
Total liabilities and equity	$928,598	$902,788

EVERTEC, Inc.
Schedule 3: Unaudited Consolidated Condensed Statements of Cash Flows

	Nine months ended September 30,
	2018	2017
Cash flows from operating activities
Net income	$66,322	$49,494
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	47,383	48,189
Amortization of debt issue costs and accretion of discount	3,410	3,828
Provision for doubtful accounts and sundry losses	1,065	452
Deferred tax benefit	(2,734)	(6,338)
Share-based compensation	9,692	6,579
Loss on impairment of software	—	6,473
Loss on disposition of property and equipment and other intangibles	12	229
Earnings of equity method investment	(612)	(413)
Dividend received from equity method investment	390	—
(Increase) decrease in assets:
Accounts receivable, net	(64)	5,446
Prepaid expenses and other assets	(4,462)	(3,813)
Other long-term assets	(280)	1,447
(Decrease) increase in liabilities:
Accounts payable and accrued liabilities	(3,674)	(9,127)
Income tax payable	4,278	2,990
Unearned income	7,655	4,570
Other long-term liabilities	62	(1,571)
Total adjustments	62,121	58,941
Net cash provided by operating activities	128,443	108,435
Cash flows from investing activities
Additions to software	(15,385)	(15,955)
Acquisitions, net of cash acquired	—	(42,836)
Property and equipment acquired	(9,620)	(8,285)
Proceeds from sales of property and equipment	15	30
Net cash used in investing activities	(24,990)	(67,046)
Cash flows from financing activities
Statutory withholding taxes paid on share-based compensation	(2,128)	(1,576)
Net (decrease) increase in short-term borrowings	(12,000)	5,000
Repayment of short-term borrowing for purchase of equipment and software	(686)	(1,872)
Dividends paid	(3,636)	(21,762)
Repurchase of common stock	—	(7,671)
Repayment of long-term debt	(41,374)	(14,748)
Net cash used in financing activities	(59,824)	(42,629)
Net increase (decrease) in cash, cash equivalents and restricted cash	43,629	(1,240)
Cash, cash equivalents and restricted cash at beginning of the period	60,367	60,032
Cash, cash equivalents and restricted cash at end of the period	$103,996	$58,792

EVERTEC, Inc.
Schedule 4: Unaudited Segment Information

	Three months ended September 30, 2018
(In thousands)	Payment Services - Puerto Rico & Caribbean	Payment Services - Latin America	Merchant Acquiring, net	Business Solutions	Corporate and Other (1)	Total

Revenues	$28,951	$18,907	$24,486	$48,831	$(9,158)	$112,017
Operating costs and expenses	13,021	18,890	14,160	30,983	2,602	79,656
Depreciation and amortization	2,505	2,337	427	3,398	7,121	15,788
Non-operating income (expenses)	602	3,834	—	12	(3,080)	1,368
EBITDA	19,037	6,188	10,753	21,258	(7,719)	49,517
Compensation and benefits (2)	207	363	196	485	1,117	2,368
Transaction, refinancing and other fees (3)	—	—	(1)	1	215	215
Adjusted EBITDA	$19,244	$6,551	$10,948	$21,744	$(6,387)	$52,100

(1)
Corporate and Other consists of corporate overhead, certain leveraged activities, other non-operating expenses and intersegment eliminations.  Intersegment eliminations predominantly reflect the $9.2 million processing fee from Payments Services - Puerto Rico and Caribbean to Merchant Acquiring and cost transfer fees from Corporate and Other to Payment Services Latin America for leveraged services and management fees.

(2)	Primarily represents share-based compensation, other compensation expense and severance payments.

(3)
Primarily represents fees and expenses associated with corporate transactions as defined in the Credit Agreement and the elimination of non-cash equity earnings from our 19.99% equity investment in Consorcio de Tarjetas Dominicanas S.A., net of cash dividends received.

	Three months ended September 30, 2017
(In thousands)	Payment Services - Puerto Rico & Caribbean	Payment Services - Latin America	Merchant Acquiring, net	Business Solutions	Corporate and Other (1)	Total

Revenues	$25,225	$17,432	$21,555	$46,275	$(7,762)	$102,725
Operating costs and expenses	16,219	21,396	19,444	31,620	5,238	93,917
Depreciation and amortization	2,259	2,608	618	4,024	7,097	16,606
Non-operating income (expenses)	567	1,732	—	—	(1,952)	347
EBITDA	11,832	376	2,729	18,679	(7,855)	25,761
Compensation and benefits (2)	205	139	216	781	1,007	2,348
Transaction, refinancing and other fees (3)	3,160	3,221	6,464	—	757	13,602
Adjusted EBITDA	$15,197	$3,736	$9,409	$19,460	$(6,091)	$41,711

(1)
Corporate and Other consists of corporate overhead, certain leveraged activities, other non-operating expenses and intersegment eliminations.  Intersegment eliminations predominantly reflect the $7.8 million processing fee from Payments Services - Puerto Rico and Caribbean to Merchant Acquiring and cost transfer fees from Corporate and Other to Payment Services Latin America for leveraged services and management fees.

(2)	Primarily represents share-based compensation, other compensation expense and severance payments.

(3)
Primarily represents fees and expenses associated with corporate transactions as defined in the Credit Agreement, the elimination of non-cash equity earnings from our 19.99% equity investment in Consorcio de Tarjetas Dominicanas S.A., net of cash dividends received and an impairment charge and contractual fee accrual for a third party software solution that was determined to be commercially unviable.

	Nine months ended September 30, 2018
(In thousands)	Payment Services - Puerto Rico & Caribbean	Payment Services - Latin America	Merchant Acquiring, net	Business Solutions	Corporate and Other (1)	Total

Revenues	$84,162	$58,534	$73,829	$145,985	$(26,872)	$335,638
Operating costs and expenses	39,084	55,357	41,413	90,349	12,879	239,082
Depreciation and amortization	7,230	7,035	1,268	10,437	21,413	47,383
Non-operating income (expenses)	1,969	7,048	8	378	(6,913)	2,490
EBITDA	54,277	17,260	33,692	66,451	(25,251)	146,429
Compensation and benefits (2)	885	1,080	746	1,609	6,350	10,670
Transaction, refinancing and other fees (3)	(250)	—	—	1	2,986	2,737
Adjusted EBITDA	$54,912	$18,340	$34,438	$68,061	$(15,915)	$159,836

(1)
Corporate and Other consists of corporate overhead, certain leveraged activities, other non-operating expenses and intersegment eliminations.  Intersegment eliminations predominantly reflect the $26.9 million processing fee from Payments Services - Puerto Rico and Caribbean to Merchant Acquiring and cost transfer fees from Corporate and Other to Payment Services Latin America for leveraged services and management fees.

(2)	Primarily represents share-based compensation, other compensation expense and severance payments.

(3)
Primarily represents fees and expenses associated with corporate transactions as defined in the Credit Agreement and the elimination of non-cash equity earnings from our 19.99% equity investment in Consorcio de Tarjetas Dominicanas S.A., net of cash dividends received.

	Nine months ended September 30, 2017
(In thousands)	Payment Services - Puerto Rico & Caribbean	Payment Services - Latin America	Merchant Acquiring, net	Business Solutions	Corporate and Other (1)	Total

Revenues	$78,821	$43,369	$67,546	$142,944	$(25,164)	$307,516
Operating costs and expenses	39,703	47,265	46,545	90,985	13,624	238,122
Depreciation and amortization	6,677	6,327	1,813	12,120	21,252	48,189
Non-operating income (expenses)	1,676	7,187	1	3	(5,625)	3,242
EBITDA	47,471	9,618	22,815	64,082	(23,161)	120,825
Compensation and benefits (2)	429	446	432	1,293	3,951	6,551
Transaction, refinancing and other fees (3)	2,500	3,221	6,464	—	1,439	13,624
Adjusted EBITDA	$50,400	$13,285	$29,711	$65,375	$(17,771)	$141,000

(1)
Corporate and Other consists of corporate overhead, certain leveraged activities, other non-operating expenses and intersegment eliminations.  Intersegment eliminations predominantly reflect the $25.2 million processing fee from Payments Services - Puerto Rico and Caribbean to Merchant Acquiring and cost transfer fees from Corporate and Other to Payment Services Latin America for leveraged services and management fees.

(2)	Primarily represents share-based compensation, other compensation expense and severance payments.

(3)
Primarily represents fees and expenses associated with corporate transactions as defined in the Credit Agreement, the elimination of non-cash equity earnings from our 19.99% equity investment in Consorcio de Tarjetas Dominicanas S.A., net of cash dividends received and an impairment charge and contractual fee accrual for a third party software solution that was determined to be commercially unviable.

EVERTEC, Inc.
Schedule 5: Reconciliation of GAAP to Non-GAAP Operating Results

	Three months ended September 30,		Nine months ended September 30,
(Dollar amounts in thousands, except share data)	2018	2017	2018	2017
Net income	$23,075	$6,142	$66,322	$49,494
Income tax expense (benefit)	3,302	(4,840)	10,349	1,248
Interest expense, net	7,352	7,853	22,375	21,894
Depreciation and amortization	15,788	16,606	47,383	48,189
EBITDA	49,517	25,761	146,429	120,825
Equity income (1)	(238)	(155)	(179)	(413)
Compensation and benefits (2)	2,367	2,348	10,669	6,551
Transaction, refinancing and other fees (3)	454	974	2,917	1,254
Exit activity (4)	—	12,783	—	12,783
Adjusted EBITDA	52,100	41,711	159,836	141,000
Operating depreciation and amortization (5)	(7,365)	(7,969)	(21,909)	(23,126)
Cash interest expense, net (6)	(6,473)	(6,500)	(19,396)	(18,238)
Income tax expense (7)	(4,558)	(2,867)	(15,492)	(9,836)
Non-controlling interest (8)	(121)	(106)	(385)	(431)
Adjusted net income	$33,583	$24,269	$102,654	$89,369
Net income per common share (GAAP):
Diluted	$0.31	$0.08	$0.89	$0.67
Adjusted Earnings per common share (Non-GAAP):
Diluted	$0.45	$0.33	$1.38	$1.22
Shares used in computing adjusted earnings per common share:
Diluted	74,657,100	73,093,718	74,123,431	73,090,012

1)	Represents the elimination of non-cash equity earnings from our 19.99% equity investment in Consorcio de Tarjetas Dominicanas S.A., net of cash dividends received.

2)
Primarily represents share-based compensation and other compensation expense of $2.4 million for the both the quarters ended September 30, 2018 and 2017. Primarily represents share-based compensation and other compensation expense of $9.7 million and $6.6 million for the nine months ended September 30, 2018 and 2017 and severance payments $1.0 million for the nine months ended September 30, 2018.

3)	Represents fees and expenses associated with corporate transactions as defined in the Credit Agreement, recorded as part of selling, general and administrative expenses and cost of revenues.

4)	Impairment charge and contractual fee accrual for a third party software solution that was determined to be commercially unviable.

5)	Represents operating depreciation and amortization expense, which excludes amounts generated as a result of the Merger and other from purchase accounting intangibles generated from acquisitions.

6)
Represents interest expense, less interest income, as they appear on our consolidated statements of income and comprehensive income, adjusted to exclude non-cash amortization of the debt issue costs, premium and accretion of discount.

7)	Represents income tax expense calculated on adjusted pre-tax income using the applicable GAAP tax rate, adjusted for certain discreet items.

8)	Represents the 35% non-controlling equity interest in Processa, net of amortization for intangibles created as part of the purchase.

EVERTEC, Inc.
Schedule 6: Outlook Summary and Reconciliation to Non-GAAP Adjusted Earnings per Share

	2018 Outlook			2017 Actual
(Dollar amounts in millions, except per share data)

Revenues	$448	to	$452	$407

Earnings per Share (EPS) - Diluted (GAAP)	$1.16	to	$1.20	$0.76

Per share adjustment to reconcile GAAP EPS to Non-GAAP Adjusted EPS:
Share-based comp, non-cash equity earnings and other (1)	$0.23		$0.23	$0.33
Merger related depreciation and amortization (2)	$0.45		$0.45	$0.42
Non-cash interest expense (3)	$0.05		$0.05	$0.07
Tax effect of non-GAAP adjustments (4)	$(0.10)		$(0.10)	$(0.10)
Non-controlling interest (5)	$—		$—	$(0.01)
Total adjustments	$0.63		$0.63	$0.71

Adjusted Earnings per common share (Non-GAAP)	$1.79	to	$1.83	$1.47
Shares used in computing adjusted earnings per share (in millions)			74.3	72.9

1)
Represents share based compensation, the elimination of non-cash equity earnings from our 19.99% equity investment in Consorcio de Tarjetas Dominicanas S.A., and other adjustments to reconcile GAAP EPS to Non-GAAP EPS.

2)	Represents depreciation and amortization expenses amounts generated as a result of the Merger and other M&A transactions.

3)	Represents non-cash amortization of the debt issue costs, premium and accretion of discount.

4)	Represents income tax expense calculated on adjusted pre-tax income using the applicable GAAP tax rate, adjusted for certain discreet items of approximately 13% .

5)	Represents the 35% non-controlling equity interest in Processa, net of amortization of intangibles created as part of the purchase.